UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 30, 2005 (September 26, 2005)
Cole Credit Property Trust II, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	333-121094 (1933 Act) (Commission File Number)	20-1676382 (I.R.S. Employer Identification No.)
2555 East Camelback Road, Suite 400, Phoenix, Arizona
85016
(Address of principal executive offices)
(Zip Code)
(602) 778-8700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 26, 2005, in connection with the acquisition of a 21,986 square foot single-tenant retail building (the “TS Parkersburg Property”), Cole TS Parkersburg WV, LLC, a Delaware limited liability company (the “Acquisition Sub”), a wholly-owned subsidiary of Cole Operating Partnership II, LP (“COP II”), the operating partnership of Cole Credit Property Trust II, Inc. (the “Company”), entered into an approximately $2.6 million loan from Wachovia Bank National Association (the “Lender”) by executing a promissory note (the “TS Parkersburg Loan”). The TS Parkersburg Loan, which is secured by the TS Parkersburg Property, consists of an approximately $1.8 million fixed interest rate tranche (the “Fixed Rate Tranche”) and an approximately $0.8 million variable interest rate tranche (the “Variable Rate Tranche”). The Fixed Rate Tranche has a fixed interest rate of 5.57% per annum with monthly interest-only payments and the outstanding principal and interest due on October 11, 2015 (the “Maturity Date”). The Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments and the outstanding principal and interest due on December 26, 2005. The TS Parkersburg Loan is nonrecourse to the Acquisition Sub and COP II, but both are liable for customary non-recourse carveouts.
     The TS Parkersburg Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the maturity date, and (ii) partial prepayments resulting from Lender’s election to apply insurance or condemnation proceeds to reduce the outstanding principal balance of the TS Parkersburg Loan. Notwithstanding the prepayment limitations, the Acquisition Sub may sell the TS Parkersburg Property to a buyer that assumes the TS Parkersburg Loan. The transfer shall be subject to the Lender’s approval of the proposed buyer and the payment of the Lender’s costs and expenses associated with the sale of the TS Parkersburg Property.
     In the event the TS Parkersburg Loan is not paid off on the Maturity Date, the TS Parkersburg Loan includes hyperamortization provisions. The Maturity Date, under the hyperamortization provisions, will be extended by twenty (20) years. During such period, Lender will apply 100% of the rents collected to (i) all payments due to Lender under the TS Parkersburg Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the TS Parkersburg Property pursuant to an approved annual budget, (iii) any extraordinary expenses, and (iv) any accrued interest under the TS Parkersburg Loan. Any remaining amount will be applied to the reduction of the principal balance of the TS Parkersburg Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.57% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).
Item 2.01 Completion of Acquisition or Disposition of Assets.
Tractor Supply – Parkersburg, WV
     On September 26, 2005, the Acquisition Sub acquired the TS Parkersburg Property from C&F Development Associates, LLC, which is not affiliated with the Company, its subsidiaries or affiliates. The TS Parkersburg Property was constructed in 2005 on an approximately 2.97 acre site in Parkersburg, West Virginia. The area surrounding the property within a three mile radius is shared with a mix of “big box” retail, convenience retail and single family houses.
     The purchase price of the TS Parkersburg Property was approximately $3.3 million, plus closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering and an approximately $2.6 million loan secured by the TS Parkersburg Property (see Item 1.01 for a description of the loan). In connection with the acquisition, the Company paid an affiliate of its advisor an acquisition fee of $65,185 and its advisor a finance coordination fee of $17,930.
     The TS Parkersburg Property is 100% leased to Tractor Supply Company (“Tractor Supply”) subject to a triple net lease pursuant to which the tenant is required to pay all operating expenses and capital expenditures in addition to base rent. The initial annual rent is $228,147, or $10.38 per square foot, through July 31, 2010. Thereafter, the annual base rent will increase by 10% every five years through the initial lease term, which expires July 31, 2020. The tenant has four options to renew the lease, each for an additional five year term, beginning on August 1, 2020. The rental rates during each renewal option period are fixed at approximately 10% increases over the rent in place during the previous period.
     Tractor Supply currently operates more than 550 retail stores in 34 states, employs more than 7,800 and is headquartered in Brentwood, Tennessee. Tractor Supply’s common stock is traded on The Nasdaq National Market under the symbol “TSCO.”
     An affiliate of the Company has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the TS Parkersburg Property and will receive a property management fee of 2.0% of the monthly gross revenue from the property. The Company currently has no plans for any renovations, improvements or development of the TS Parkersburg Property. The Company believes the TS Parkersburg Property is adequately insured.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     In connection with the acquisition of the TS Parkersburg Property, the Company incurred indebtedness under the TS Parkersburg Loan. The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.
     Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before December 9, 2005, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.
(b)	Pro Forma Financial Information.
     See paragraph (a) above.
(c)	Exhibits.
     None.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLE CREDIT PROPERTY TRUST II, INC.
Dated: September 30, 2005	By:	/s/ Blair D. Koblenz
Blair D. Koblenz
Chief Financial Officer and Executive Vice President